Exhibit 4.1

C0000000230 | M

104598

Number

00000000

Shares

*****0**********
******0*********
*******0********
********0*******
*********0******

CANADA GOOSE ARCTIC PROGRAM

Incorporated under the Business Corporations Act (British Columbia)

THIS CERTIFIES THAT

SPECIMEN

CUSIP 135086106

ISIN CA1350861060

IS THE REGISTERED HOLDER OF

0

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE SUBORDINATE VOTING SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Canada Goose Holdings Inc.

SAMPLE

subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: Feb 28, 2017

Chief Executive Officer

VOID

Chief Financial Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO) (VANCOUVER)
TRANSFER AGENT AND REGISTRAR

CANCELLED

VOID

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON and Vancouver, BC or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The class of shares represented by this certificate has special rights or restrictions attached thereto, and a copy of the full text of those special rights or restrictions may be obtained, without charge, from the registered office of the Company.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares

represented by this certificate and does hereby irrevocably constitute and appoint the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING

WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA

PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

EN_COMP_V2_01